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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Capital Markets Assurance Corporation:


We consent to the use of our report included in the Form 8-K of Champion Home Equity Loan Trust 1996-2, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.

Our report dated January 25, 1996, refers to the Company's adoption at December 31, 1993 of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES".


                                   KPMG PEAT MARWICK LLP


New York, New York
May 21, 1996